Exhibit 20.2

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended July 31, 2005
for Distribution Date of August 17, 2005

			DOLLARS
COLLECTIONS

Payments received			56,428,375.26
Plus / (Less) :
Net Servicer Advances			147,229.03
Investment Earnings on funds in the Collection Account			145,414.60

Net Collections			56,721,018.89
Plus / (Less) :
Investment Earnings on funds in the Prefund Account			0.00
Funds in Spread Account			7,516,639.79

Total Available Funds			64,237,658.68

DISTRIBUTIONS

Servicing Fee		1,428,846.00
Trustee and Other Fees		4,396.67

Total Fee Distribution			1,433,242.67

Note Interest Distribution Amount — Class A-1	327,348.22
Note Interest Distribution Amount — Class A-2	1,366,625.00
Note Interest Distribution Amount — Class A-3	1,390,000.00
Note Interest Distribution Amount — Class A-4	708,802.08

	3,792,775.30

Note Principal Distribution Amount — Class A-1	50,869,796.96
Note Principal Distribution Amount — Class A-2	0.00
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	50,869,796.96
Total Class A Interest and Principal Distribution			54,662,572.26

Note Interest Distribution Amount — Class B-1	214,218.75
Note Principal Distribution Amount — Class B-1	0.00

Total Class B Interest and Principal Distribution			214,218.75

Note Interest Distribution Amount — Class C-1	231,000.00
Note Principal Distribution Amount — Class C-1	0.00

Total Class C Interest and Principal Distribution			231,000.00

Note Interest Distribution Amount — Class D-1	196,625.00
Note Principal Distribution Amount — Class D-1	0.00

Total Class D Interest and Principal Distribution			196,625.00

Spread Account Deposit			7,500,000.00

Total Distributions			64,237,658.68

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended July 31, 2005
for Distribution Date of August 17, 2005

	# of loans
PORTFOLIO DATA:

Beginning Aggregate Principal Balance	81,458		1,371,692,475.58
Additional Funding	—		—
Less: Principal Payments		(19,998,960.95)
Full Prepayments	(1,485)	(21,202,563.61)
Partial Prepayments	—	—
Liquidations	(226)	(3,383,320.99)

			(44,584,845.55)

Ending Aggregate Principal Balance	79,747		1,327,107,630.03
Ending Outstanding Principal Balance of Notes			1,268,131,016.38

Excess (Current Overcollateralization Amount)			58,976,613.65
Overcollateralization Level			4.44%

Overcollateralization Amount			68,808,688.73

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance		7,500,000.00
Investment earnings on funds in spread account		16,639.79
Less: Funds included in Total Available Funds		(7,516,639.79)
Deposits		7,500,000.00
Excess Spread Amount		—

Ending Balance			7,500,000.00

Beginning Initial Deposit		7,500,000.00
Repayments		—

Ending Initial Deposit			7,500,000.00

Servicer Advances:
Beginning Unreimbursed Advances		1,292,124.12
Net Advances		147,229.03

			1,439,353.15

Net Charge-Off Data:
Charge-Offs		2,534,509.27
Recoveries		(551,984.02)

Net Charge-Offs			1,982,525.25

Delinquencies ( P&I):	# of loans
30-59 Days	1,142	14,928,445.44
60-89 Days	277	3,362,516.86
90-119 Days	75	864,859.41
120 days and over	4	59,383.11

Repossessions	59	527,163.12

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)	0		0

Cumulative Charge-Off Percentage			0.13%

WAC			11.5985%
WAM			61.465

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended July 31, 2005
for Distribution Date of August 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution
A-1	265,000,000.00	125,250,813.34	50,869,796.96	74,381,016.38	51,197,145.18
A-2	435,000,000.00	435,000,000.00	0.00	435,000,000.00	1,366,625.00
A-3	400,000,000.00	400,000,000.00	0.00	400,000,000.00	1,390,000.00
A-4	193,750,000.00	193,750,000.00	0.00	193,750,000.00	708,802.08
B-1	56,250,000.00	56,250,000.00	0.00	56,250,000.00	214,218.75
C-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	231,000.00
D-1	48,750,000.00	48,750,000.00	0.00	48,750,000.00	196,625.00

TOTAL	1,458,750,000.00	1,319,000,813.34	50,869,796.96	1,268,131,016.38	55,304,416.01

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover
A-1	3.13625%	327,348.22	0.00	327,348.22	327,348.22	0.00
A-2	3.77000%	1,366,625.00	0.00	1,366,625.00	1,366,625.00	0.00
A-3	4.17000%	1,390,000.00	0.00	1,390,000.00	1,390,000.00	0.00
A-4	4.39000%	708,802.08	0.00	708,802.08	708,802.08	0.00
B-1	4.57000%	214,218.75	0.00	214,218.75	214,218.75	0.00
C-1	4.62000%	231,000.00	0.00	231,000.00	231,000.00	0.00
D-1	4.84000%	196,625.00	0.00	196,625.00	196,625.00	0.00

TOTAL		4,434,619.05	0.00	4,434,619.05	4,434,619.05	0.00

WFS FINANCIAL 2005-2 OWNER TRUST
Officer’s Certificate
for Collection Period ended July 31, 2005
for Distribution Date of August 17, 2005
Detailed Reporting
See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of July 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated March 01, 2005.

Lori Bice
Assistant Vice President Director Technical Accounting

Susan Tyner
Vice President Assistant Controller